QuickLinks -- Click here to rapidly navigate through this document

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TOP TANKERS INC.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	4412 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification No.)
109-111 Messogion Avenue Politia Centre, Athens 115 26 GR (011) (30) 210 69 78 000 (Address and telephone number of Registrant's principal executive offices)		Seward & Kissel LLP Attention: Gary J. Wolfe, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200 (Name, address and telephone number of agent for service)

Copies to:

Gary J. Wolfe, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200 (telephone number) (212) 480-8421 (facsimile number)	Stephen P. Farrell, Esq. Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178 (212) 309-6000 (telephone number) (212) 309-6001 (facsimile number)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $.01	909,563	$15.50	$14,098,226.50	$1,786.25

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

        The Registration Statement shall become effective in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

        This registration statement is being filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-119806) filed by TOP Tankers Inc. with the Securities and Exchange Commission, which was declared effective by the Commission on November 4, 2004, are incorporated by reference into, and shall be deemed part of, this registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        All exhibits filed with or incorporated by reference in Registration Statement No. 333-119806 are incorporated by reference into, and shall be deemed to be a part of, this registration statement, except for the following, which are filed herewith.

Exhibit Number	Exhibit Description
5.1	Opinion of Seward & Kissel LLP
23.1	Consent of Seward & Kissel LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young (Hellas) Certified Accountants S.A.

II-1

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-l and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece on November 5, 2004.

TOP TANKERS INC.
By:	/s/ THOMAS F. JACKSON Name: Thomas F. Jackson Title: Chairman of the Board

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on November 5, 2004 in the capacities indicated.

Signature	Title

/s/ EVANGELOS J. PISTIOLIS Evangelos J. Pistiolis	Director, President and Chief Executive Officer (Principal Executive Officer)
/s/ THOMAS F. JACKSON Thomas F. Jackson	Director and Chairman of the Board
/s/ STAMATIOS N. TSANTANIS Stamatios N. Tsantanis	Director and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ VANGELIS G. IKONOMOU Vangelis G. Ikonomou	Director and Executive Vice President
/s/ MICHAEL G. DOCHERTY Michael G. Docherty	Director
/s/ CHRISTOPHER J. THOMAS Christopher J. Thomas	Director
/s/ ROY GIBBS Roy Gibbs	Director
/s/ EIRINI ALEXANDROPOULOU Eirini Alexandropoulou	Corporate Secretary
PUGLISI & ASSOCIATES
By:	/s/ GREGORY F. LAVELLE Name: Gregory F. Lavelle Title: Managing Director	Authorized Representative in the United States

II-2

QuickLinks

EXPLANATORY NOTE
PART II
  ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
SIGNATURES